SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2006, Motive, Inc. (the “Company”) issued a warrant (the “Warrant”) to Heidrick & Struggles, Inc. (“Heidrick”) as part of the compensation for Heidrick’s services in connection with the recruitment of Mr. Alfred T. Mockett to serve as the Company’s Chairman and Chief Executive Officer. The Warrant grants Heidrick the right to purchase up to 83,333 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), for $3.40 per share and up to 22,222 shares of Common Stock for $0.01 per share. The Warrant is exercisable in whole or in part until February 20, 2009. The shares of Common Stock issuable upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing description is only a summary of, and is qualified in its entirety by reference to, the Warrant to Purchase 105,555 Shares of the Common Stock of Motive, Inc., which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 4, 2005, the Company announced its intention to review strategic options for the Company’s enterprise business. On April 25, 2006, the Board of Directors of the Company (the “Board”) decided to reduce the resources dedicated to this business to the level necessary only to support the Company’s existing enterprise customers. As a result, the Company expects to take a restructuring charge of approximately $800,000 in the second quarter of 2006, which is primarily associated with employee severance and termination benefits which will be paid during the quarter. The Company expects to complete all actions associated with these changes to its enterprise business in the second quarter of 2006.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the Warrant is incorporated in this Item 3.02 by reference. The Warrant was granted to Heidrick in a private transaction exempt from the registration requirements of the Securities Act under Section 4(2) thereof. The issuance of shares of Common Stock upon exercise of the Warrant will likewise be exempt from the registration requirements of the Securities Act under Section 4(2) thereof.

As previously disclosed in the Company’s Current Report on Form 8-K dated February 20, 2006 (the “Prior 8-K”), on February 20, 2006, the Company and Mr. Alfred T. Mockett entered into a Restricted Stock Agreement (the “Restricted Stock Agreement”) and a Non-Qualified Stock Option Agreement (the “Option Agreement”) in connection with Mr. Mockett’s appointment as the Company’s Chairman of the Board and Chief Executive Officer. The Restricted Stock Agreement granted to Mr. Mockett 200,000 shares of restricted stock in a private transaction exempt from the registration requirements of the Securities Act under Section 4(2) thereof. The Option Agreement granted to Mr. Mockett 750,000 stock options in a private transaction exempt from the registration requirements of the Securities Act under Section 4(2) thereof. For additional information regarding the terms of the Restricted Stock Agreement and the Option Agreement, reference is made to Item 1.01 of the Prior 8-K. Pursuant to an Employment Agreement dated February 20, 2006 between the Company and Mr. Mockett, the

Company agreed to use reasonable commercial efforts to register the shares of its Common Stock that are subject to the Restricted Stock Agreement and the Option Agreement. At present, such registration is not practicable. Commencing on April 30, 2006, the Company will begin issuing restricted shares to Mr. Mockett under the Restricted Stock Agreement, which shares will not have been registered under the Securities Act based on an exemption from such registration under Section 4(2) of the Securities Act. Such issuances will continue quarterly thereafter as additional shares of restricted stock become vested under the Restricted Stock Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Warrant to Purchase 105,555 Shares of the Common Stock of Motive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: May 1, 2006	By:	/s/ April Downing
April Downing Principal Accounting Officer, Acting Chief Financial Officer and Vice President – Finance and Investor Relations

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

10.1	Warrant to Purchase 105,555 Shares of the Common Stock of Motive, Inc.